Exhibit 99.2

cerence ai

# Cerence Q2 FY25 Earnings Presentation

May 7, 2025

Brian Krzanich, Chief Executive Officer
Tony Rodriquez, Chief Financial Officer

cerence ai

# Forward-Looking Statements

Statements in this presentation regarding: Cerence's future performance, results and financial condition; expected growth and profitability; outlook and momentum; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; revenue timing and mix; demand for Cerence products; pricing; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; and management's future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "goal," "objective," "anticipates," "projects," "forecasts," "expects," "intends," "continues," "will," "may," or "estimates" or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the new administration in the United States or actions taken by other countries in response; automotive production curtailment or delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers' businesses; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional service projects; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt, the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

# Q2 FY25 Financial Details

cerence ai

# Cerence Q2FY25 Results

| | Q2FY24 | Q2FY25 | Q2FY25 Guidance |
|---|---|---|---|
| Total Revenue | $67.8M | $78.0M | $74M - $77M |
| Gross Margin | 69.2% | 77.1% | 74% - 76% |
| Net Income (Loss) | ($278.0M) | $21.7M | $1M – $5M |
| EPS – diluted | ($6.66) | $0.46 | $0.03 – $0.12 |
| Adjusted EBITDA[a,b] | ($0.3M) | $29.5M | $18M – $22M |
| Cash Provided by Operating Activities | $1.0M | $15.5M | |
| Cash Balance & Marketable Securities | $115M | $122.8M | |

a) *Adjusted EBITDA excludes goodwill impairment, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.*
b) *Refer to the Appendix for more information on GAAP to non-GAAP reconciliations and related definitions.*

cerence ai

# Detailed Revenue Breakdown

| In millions | Q2FY24 | Q3FY24 | Q4FY24 | Q1FY25 | Q2FY25 |
|---|---|---|---|---|---|
| **Total License:** | **$35.5** | **$43.1** | **$25.3** | **$22.7** | **$51.5** |
| Variable[a] | $25.1 | $23.1 | $25.3 | **$22.7** | **$29.9** |
| Total Fixed[b] | $10.4 | $20.0 | $ – | $ – | **$21.5** |
| **Connected Services:** | **$13.6** | **$10.9** | **$12.1** | **$13.7** | **$12.6** |
| Connected Services | $13.6[c] | $10.9 | $12.1 | **$13.7**[c] | **$12.6** |
| **Professional Services** | **$18.7** | **$16.5** | **$17.4** | **$14.5** | **$13.9** |
| **Total Revenue** | **$67.8** | **$70.5** | **$54.8** | **$50.9** | **$78.0** |

a) *Based on volume shipments of licenses net of the consumption of fixed contracts.*
b) *Fixed license revenue consists of prepaid deals.*
c) *Connected services in Q2FY24 and Q1FY25 includes a $2.6 million and $2.0 million true up adjustment, respectively, due to underreporting from two different OEMs.*

# Operational Metrics and Variable License Revenue

| In millions | FY24 | | | FY25 | |
|---|---|---|---|---|---|
| Operational Metrics: | Q2 | Q3 | Q4 | Q1 | Q2 |
| Pro Forma Royalties[a] | $39.6 | $39.6 | $41.9 | $36.7 | $39.7 |
| Consumption of Fixed Contracts[b] | $14.5 | $16.5 | $16.6 | $14.0 | $9.7 |
| Variable License Revenue | $25.1 | $23.1 | $25.3 | $22.7 | $29.9 |
| IHS Production (units) | 21.4 | 22.1 | 21.6 | 23.9 | 21.7 |

a) *Pro forma Royalties is an operating measure representing total value of licenses shipped in a quarter. It includes the consumption of fixed contracts.*

b) *Licenses shipped in the quarter associated with fixed contracts.*

# Q2 FY25 KPI[f] Performance

- Adjusted Total Billings TTM[a] of $224M; Total Billings for Q2 of $77.7M; Both flat as compared to the same period last year.
- Percent of worldwide auto production with Cerence Technology – 51% (TTM)
- Approximately 11.6 million units shipped with Cerence technology in Q2
  - Flat YoY (IHS up 1.3% YoY)
  - Down 1.3% QoQ (IHS down 10.9% QoQ)
- Change in number of Cerence connected cars shipped up 10% (TTM)[b]
- 5-Year Backlog[c] Update: $960 Million
- Connected attach rate increased to 29% versus 26% a year ago[d]
- Average PPU on a TTM basis was $4.87, up from $4.51 a year ago[e]

*a) Adjusted Total Billings excludes professional services and prepay contracts and is adjusted for prepay consumption. Trailing Twelve Months ("TTM") over prior year TTM.*
*b) Based on IHS Markit data, global auto production decreased 1%, calculated TTM over prior year TTM.*
*c) 5-Year backlog represents the total revenue expected from signed contracts with customers to be reported over the following 5-year period. 5-year backlog, however, may not be indicative of Cerence's actual future revenue.*
*d) TTM units connected divided by TTM units embedded. This indicates our penetration of connected technology.*
*e) This represents the average technology price per vehicle shipped, including both the embedded license fee and the connected services subscription over the TTM. Although PPU is not immediately recognized as revenue at the time of shipment, it reflects the average per-vehicle value that is expected to ultimately be recognized.*
*f) Please refer to the appendix for KPI definitions.*

# Fiscal Q3 and FY25 Guidance[d]

| | Q3FY25 Guidance | | FY25 Guidance | |
|---|---|---|---|---|
| In millions except per share amounts | Low | High | Low | High |
| Revenue | $52 | $56 | $236 | $247 |
| Gross Margin | 66% | 68% | 69% | 71% |
| Net Income (Loss) | ($13M) | ($10M) | ($35M) | ($29M) |
| EPS – diluted | ($0.31) | ($0.24) | ($0.81) | ($0.67) |
| Adjusted EBITDA [a,b] | $1 | $4 | $28 | $34 |
| Cash Provided by Operating Activities | | | $39 | $45 |
| Free Cash Flow [c] | | | $25 | $35 |

*a) Adjusted EBITDA excludes goodwill impairment, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.*

*b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations and related definitions.*

*c) Free Cash Flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.*

*d) Based on currently available information, for fiscal 2025, we continue to assume minimal impact from tariffs; however, it is important to note that the situation remains fluid and may evolve over the remainder of the year.*

# Appendix

# License Business Revenue Recognition

| Type of Contract | Description | GAAP Revenue Recognition | Cash Receipt |
|---|---|---|---|
| Variable | License applied at production | Quarter car is produced. Based on volume | Quarter following GAAP revenue recognition |
| Fixed (Prepaid) | Bulk inventory purchase ($ based) | Full value of contract at signing. Volume independent | Standard payment terms for full value (upfront payment) |

*The fixed contracts only apply to the license business. If a car is also using our connected services, it will follow the normal billing and revenue recognition process regardless of whether a variable or fixed license was applied.*

*The fixed contracts typically provide the customer with a price discount and can include the conversion of a variable contract that is already in our variable backlog.*

# Connected and Professional Services Revenue Recognition

| Connected Services | Typical Period | GAAP Revenue Recognition | Cash Receipt |
|---|---|---|---|
| Subscription Term | 1 – 5 years | Amortized evenly over subscription period | Billed/collected full amount at start of subscription period (value added to deferred revenue) |
| Usage Contract[(a)] | 1 – 5 years | Recognized at same time of billing based on actual usage | Billed every quarter based on actual usage |
| Customer Hosted[(b)] | License | Quarter in which license is delivered to customer | Upon delivery |

*(a) Usage can be defined by number of active users or number of monthly transactions*

*(b) Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third-party*

| Professional Services | Period | GAAP Revenue Recognition | Cash Receipt |
|---|---|---|---|
| Custom Design Services | Ongoing | Revenue is recognized over time based upon the progress towards completion of the project | Billed/collected on milestone completion |

# KPI Measures – Definitions

We believe that providing key performance indicators ("KPIs") allows investors to gain insight into the way management views the performance of the business as well as a potentially new KPI, Average PPU. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2025, our management has reviewed the following KPIs, each of which is described below:

- **Percent of worldwide auto production with Cerence Technology:** The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
- **Change in number of Cerence connected cars shipped:** The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
- **Change in Adjusted total billings YoY (TTM):** The year over year change in total billings excluding Professional Services, prepay billings and adjusted for prepay consumption.
- **5 Year Backlog:** 5-Year backlog represents the total revenue expected from signed contracts with customers to be reported over the following 5-year period. 5-year backlog, however, may not be indicative of Cerence's actual future revenue.
- **Connected Attached Rate**: the percentage of vehicles shipped with connected technology
- **Average PPU**: This represents the average technology price per vehicle shipped, including both the embedded license fee and the connected services subscription. Although PPU is not immediately recognized as revenue at the time of shipment, it reflects the average per-vehicle value that will ultimately be recognized.

# Non-GAAP Financial Measures – Definitions

**Discussion of Non-GAAP Financial Measures**

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2025 and 2024, our management has either included or excluded the following items in general categories, each of which is described below.

# Non-GAAP Financial Measures – Definitions

*Adjusted EBITDA.*

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

*Restructuring and other costs, net.*

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities.

*Amortization of acquired intangible assets.*

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

# Non-GAAP Financial Measures – Definitions

*Stock-based compensation.*

Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company's stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

*Other expenses.*

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, (gains) losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

# Q2 FY25 Reconciliations of GAAP to Non-GAAP Results

(unaudited - in thousands)

| | Three Months Ended March 31, | | Six Months Ended March 31, | |
|---|---|---|---|---|
| | 2025 | 2024 | 2025 | 2024 |
| **GAAP revenue** | $ 78,010 | $ 67,825 | $ 128,906 | $ 206,160 |
| | | | | |
| **GAAP gross profit** | $ 60,181 | $ 46,943 | $ 93,253 | $ 158,943 |
| **GAAP gross margin** | 77.1% | 69.2% | 72.3% | 77.1% |
| | | | | |
| **GAAP total operating expenses** | $ 42,829 | $ 311,326 | $ 92,834 | $ 364,746 |
| Stock-based compensation | 5,374 | 4,079 | 9,692 | 11,818 |
| Amortization of intangible assets | 536 | 555 | 1,090 | 1,203 |
| Restructuring and other costs, net | 2,832 | 4,551 | 13,894 | 5,256 |
| Goodwill impairment | - | 252,096 | - | 252,096 |
| **Non-GAAP total operating expenses** | $ 34,087 | $ 50,045 | $ 68,158 | $ 94,373 |
| | | | | |
| **GAAP net income (loss)** | $ 21,656 | $ (277,976) | $ (2,632) | $ (254,119) |
| Stock-based compensation* | 5,931 | 4,745 | 10,739 | 13,125 |
| Amortization of intangible assets | 536 | 555 | 1,090 | 1,203 |
| Restructuring and other costs, net* | 2,832 | 4,551 | 13,894 | 5,256 |
| Goodwill impairment | - | 252,096 | - | 252,096 |
| Depreciation | 2,812 | 2,143 | 4,703 | 4,181 |
| Total other expense, net | 1,299 | 1,946 | 2,983 | 2,328 |
| (Benefit from) provision for income taxes | (5,603) | 11,647 | 68 | 45,988 |
| **Adjusted EBITDA** | $ 29,463 | $ (293) | $ 30,845 | $ 70,058 |
| | | | | |
| **GAAP net cash provided by (used in) operating activities** | $ 15,466 | $ 1,044 | $ 24,720 | $ (1,771) |
| Capital expenditures | (2,343) | (1,845) | (3,703) | (2,776) |
| **Free cash flow** | $ 13,123 | $ (801) | $ 21,017 | $ (4,547) |

* - $3.0 million in stock-based compensation is included in Restructuring and other costs, net for the six months ended March 31, 2025.

Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures.
Free cash flow is not a measure of cash available for discretionary expenditures.

# Q3 FY25 and Full Year FY25 Reconciliations of GAAP to Non-GAAP Guidance

(unaudited - in thousands)

| | Q3 2025 | | FY2025 | |
|---|---|---|---|---|
| | Low | High | Low | High |
| **GAAP revenue** | $ 52,000 | $ 56,000 | $ 236,000 | $ 247,000 |
| | | | | |
| **GAAP gross profit** | $ 34,200 | $ 38,200 | $ 163,600 | $ 174,600 |
| **GAAP gross margin** | 66% | 68% | 69% | 71% |
| | | | | |
| **GAAP total operating expenses** | $ 43,500 | $ 44,500 | $ 188,100 | $ 193,100 |
| Stock-based compensation | 5,800 | 5,800 | 21,200 | 21,200 |
| Amortization of intangible assets | 500 | 500 | 1,600 | 1,600 |
| Restructuring and other costs, net | 900 | 900 | 17,600 | 17,600 |
| **Non-GAAP total operating expenses** | $ 36,300 | $ 37,300 | $ 147,700 | $ 152,700 |
| | | | | |
| **GAAP net income (loss)** | $ (13,300) | $ (10,300) | $ (35,200) | $ (29,200) |
| Stock-based compensation | 6,500 | 6,500 | 23,700 | 23,700 |
| Amortization of intangible assets | 500 | 500 | 1,600 | 1,600 |
| Restructuring and other costs, net | 900 | 900 | 17,600 | 17,600 |
| Depreciation | 2,500 | 2,500 | 9,600 | 9,600 |
| Total other expense, net | 1,300 | 1,300 | 5,100 | 5,100 |
| Provision for (benefit from) income taxes | 2,600 | 2,600 | 5,600 | 5,600 |
| **Adjusted EBITDA** | $ 1,000 | $ 4,000 | $ 28,000 | $ 34,000 |
| | | | | |
| **GAAP net income (loss) per share - basic and diluted** | $ (0.31) | $ (0.24) | $ (0.81) | $ (0.67) |
| **Weighted-average common shares outstanding - basic and diluted** | 43,300 | 43,300 | 43,300 | 43,300 |
| | | | | |
| **GAAP net cash provided by operating activities** | | | $ 39,000 | $ 45,000 |
| Capital expenditures | | | (14,000) | (10,000) |
| **Free cash flow** | | | $ 25,000 | $ 35,000 |